Exhibit 99.2

WINN-DIXIE			NEWS RELEASE

WINN-DIXIE STORES, INC.	5050 EDGEWOOD COURT	P.O. BOX B	JACKSONVILLE, FLORIDA	32203-0297(904) 783-5000

CONTACTS:

Investors	Media

Bennett L. Nussbaum	Kathy Lussier

Senior Vice President and Chief Financial Officer	Director of Communications

(904) 370-6655	(904) 370-6025

WINN-DIXIE GRANTS RESTRICTED STOCK AWARD

TO NEW PRESIDENT AND CEO

JACKSONVILLE, FL, December 10, 2004 — Winn-Dixie Stores, Inc. (NYSE: WIN) (the “Company”) today announced that it has hired Peter L. Lynch to serve as its president and chief executive officer.

In connection with hiring Mr. Lynch, the Company made an inducement grant of 3,000,000 restricted stock units (“RSUs”), payable only in shares of the Company’s common stock. The RSUs were granted with the approval of the compensation committee of the Company’s Board of Directors. As long as Mr. Lynch remains an employee through the applicable vesting date, (1) 2,000,000 of the RSUs will vest five years from the date of grant, and (2) 1,000,000 of the RSUs will vest in equal installments on the first five anniversaries of the grant date.

About Winn-Dixie

Winn-Dixie Stores, Inc., is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. For more information, please visit www.winn-dixie.com.

Forward-Looking Statements

Certain information in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results described in the forward-looking statements. These forward-looking statements include, and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases.

Factors generally that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements include, but are not limited to favorable or unfavorable developments affecting: (1) the Company’s ability to execute its strategic initiatives, including core market analysis and asset rationalization program, expense reduction, brand positioning, customer service, and store upgrades and the Company’s ability to fund these initiatives, particularly in light of current operating results, covenants contained in financing documents and the impact of changes in the Company’s debt ratings by nationally recognized rating agencies; (2) the Company’s ability to increase sales and market share through the initiatives being tested in the Company’s lead market; (3) the success of the Company’s asset rationalization initiative, which is expected to result in restructuring charges and gains/losses from asset dispositions through April 2005 (4) the success of the Company’s store upgrade program and additional capital investments in addressing store conditions that management believes are negatively impacting sales; (5) the Company’s ability to increase capital spending levels in the future to fully maintain the Company’s store base and other capital assets; (6) the Company’s ability to maintain appropriate payment terms with the Company’s vendors; (7) the Company’s ability to realize expected insurance recoveries related to recent hurricanes; (8) the Company’s ability to enhance retail operations execution and achieve customer acceptance of improvement of in-store operations; (9) the Company’s ability to achieve targeted expense reductions, some of which are subject to future risk of realization; (10) the Company’s ability to effectively implement pricing and promotional programs; (11) the Company’s response to the entry of new competitors in the Company’s markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores; (12) the Company’s ability to upgrade its information systems and successfully implement new technology; (13) the Company’s ability to predict with certainty the reserve for self-insurance; (14) the Company’s ability to maintain appropriate sanitation and quality standards in its stores; (15) the Company’s ability to successfully resolve certain alleged class action lawsuits; (16) the Company’s ability to recruit, retain and develop key management and employees; (17) changes in federal, state or local laws or regulations affecting food manufacturing, distribution, or retailing, including environmental regulations; and (18) general business and economic conditions in the Company’s operating regions.

Please refer to discussions of these and other factors in this news release and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

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